Registration No. 333-______
     As filed with the Securities and Exchange Commission on October 5, 2006
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933


                               PSB Holdings, Inc.
             (Exact Name of Registrant as Specified in its Charter)

  United States                                   42-1597948
(State or Other Jurisdiction of            (I.R.S. Employer Identification No.)
 Incorporation or Organization)


                                 40 Main Street
                            Putnam, Connecticut 06260
                    (Address of Principal Executive Offices)
                                Thomas A. Borner
                             Chief Executive Officer
                                 40 Main Street
                            Putnam Connecticut 06260
                    (Name and Address of Agent for Service)
               PSB Holdings, Inc. 2005 Stock-Based Incentive Plan
                            (Full Title of the Plan)

                                   Copies to:
   Thomas A. Borner                            Robert B. Pomerenk, Esquire
Chief Executive Officer                    Luse Gorman Pomerenk & Schick, P.C.
   PSB Holdings, Inc.                      5335 Wisconsin Ave., N.W., Suite 400
     40 Main Street                              Washington, D.C.  20015
Putnam, Connecticut  06260                          (202) 274-2000
    (860) 928-6501
(Name, Address and Telephone
 Number of Agent for Service)



                         CALCULATION OF REGISTRATION FEE

====================================================================================================================

  Title of Each Class of                              Proposed               Proposed
        Securities                Amount               Maximum                Maximum               Amount of
          to be                   to be            Offering Price            Aggregate            Registration
        Registered            Registered(1)           Per Share           Offering Price               Fee
--------------------------------------------------------------------------------------------------------------------

Common stock, par value
$0.10 per share                  114,868(2)           $11.00(7)             $1,263,548                 $135
--------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------

Common stock, par value
$0.10 per share                   21,217(3)           $11.00(7)               $233,387                  $25
--------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------

Common stock, par value
$0.10 per share                  276,562(4)           $10.60(6)             $2,931,557                 $314
--------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------

Common stock, par value
$0.10 per share                   63,651(5)           $11.00(7)               $700,161                  $75
--------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------

TOTALS                            476,298                                   $5,128,653                 $549
--------------------------------------------------------------------------------------------------------------------

-----------------------
(1) Together with an indeterminate number of additional shares that may be necessary to adjust the number of shares reserved for issuance pursuant to the PSB Holdings, Inc. 2005 Stock-Based Incentive Plan (the "Stock Benefit Plan") as a result of a stock split, stock dividend or similar adjustment of the outstanding common stock of PSB Holdings, Inc. (the "Company") pursuant to 17 C.F.R. Section 230.416(a).
(2) Represents the number of shares of common stock awarded as restricted stock but not vested under the Stock Benefit Plan.
(3) Represents the number of shares of common stock reserved for issuance under the Stock Benefit Plan for any future grants of restricted stock.
(4) Represents the number of shares of common stock currently reserved for issuance for options granted pursuant to the Stock Benefit Plan.
(5) Represents the number of shares of common stock reserved for issuance under the Stock Benefit Plan for any future grants of stock options.
(6)  Determined pursuant to 17 C.F.R. Section 230.457(h)(1).
(7)  Determined  pursuant  to 17  C.F.R.  Section  230.457(h)(1)  and 17  C.F.R.
     Section 230.457(c).

                  --------------------------------------------

     This   Registration   Statement  shall  become  effective  upon  filing  in
accordance with Section 8(a) of the Securities Act of 1933 and 17 C.F.R. ss. 230.462.

PART I.

Items 1 and 2. Plan Information and Registrant Information and Employee Plan Annual Information

     The documents containing the information specified in Parts I and II of Form S-8 have been or will be sent or given to participants in the Stock Benefit Plan as specified by Rule 428(b)(1) promulgated by the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act").

     Such documents are not being filed with the Commission, but constitute (along with the documents incorporated by reference into this Registration Statement pursuant to Item 3 of Part II hereof) a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II.

Item 3. Incorporation of Documents by Reference

     The  following   documents   previously  or  concurrently  filed  with  the
Commission are hereby incorporated by reference in this Registration Statement:

     a) The Annual Report on Form 10-KSB of the Company for the fiscal year ended June 30, 2006 (Commission File No. 000-50970), filed with the Commission on September 15, 2006 pursuant to Section 13(a) of the Securities and Exchange Act of 1934, as amended (the "Exchange Act");

     b) All other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the year covered by the Annual Report on Form 10-KSB referred to in (a) above; and

     c) The description of the Company's common stock contained in the Registration Statement on Form 8-A filed with the Commission on September 30, 2004 (Commission File No. 000-50970).

     All documents subsequently filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act, after the date hereof, and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed incorporated by reference into this Registration Statement and to be a part thereof from the date of the filing of such documents. Any statement contained in the documents incorporated, or deemed to be incorporated, by reference herein or therein shall be deemed to be modified or superseded for purposes of this Registration Statement and the prospectus to the extent that a statement contained herein or therein or in any other subsequently filed document which also is, or is deemed to be, incorporated by reference herein or therein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement and the prospectus.

     All information appearing in this Registration Statement and the prospectus is qualified in its entirety by the detailed information, including financial statements, appearing in the documents incorporated herein or therein by reference.

Item 4.  Description of Securities

         Not applicable.

Item 5.  Interests of Named Experts and Counsel

         None.

Item 6.  Indemnification of Directors and Officers

     A section in the Registrant's bylaws provide for indemnification of the Registrant's directors and officers in accordance with applicable law and
Section 545.121 of the regulations of the Office of Thrift Supervision ("OTS"). A summary of this section of the bylaws follows.

     (a) Definitions and Rules of Construction.

     (1) Definitions for purposes of this section.

     (i) Action. The term "action" means any judicial or administrative proceeding, or threatened proceeding, whether civil, criminal, or otherwise, including any appeal or other proceeding for review;

     (ii) Court. The term "court" includes, without limitation, any court to which or in which any appeal or any proceeding for review is brought;

     (iii) Final Judgment. The term "final judgment" means a judgment, decree, or order which is not appealable or as to which the period for appeal has expired with no appeal taken;

     (iv) Settlement. The term "settlement" includes entry of a judgment by consent or confession or a plea of guilty or nolo contendere.

     (2) References in this section to any individual or other person, including any savings bank, shall include legal representatives, successors, and assigns thereof.

     (b) Indemnification. Subject to paragraphs (c) and (g) of this section, the Registrant shall indemnify any person against whom an action is brought or threatened because that person is or was a director, officer or employee of the Registrant, for:

     (1) Any amount for which that person becomes liable under a judgment in such action; and

     (2) Reasonable costs and expenses, including reasonable attorney's fees, actually paid or incurred by that person in defending or settling such action, or in enforcing his or her rights under this section if he or she attains a favorable judgment in such enforcement action.

     (c) Requirements for Indemnification. Indemnification shall be made to such person under paragraph (b) of this section only if:

     (1) Final judgment on the merits is in his or her favor; or

     (2) In case of:

          (i) settlement,

          (ii) final judgment against him or her; or

          (iii) final judgment in his or her favor, other than on the merits,

          if a majority of the disinterested directors of the Registrant determines that he or she was acting in good faith within the scope of his or her employment or authority as he or she could have reasonably perceived it under the circumstances and for a purpose he or she could reasonably have believed under the circumstances was in the best interests of the Registrant or its shareholders.

     However, no indemnification shall be made unless the Registrant gives the OTS at least 60 days' notice of its intention to make such indemnification. Such notice shall state the facts on which the action arose, the terms of any settlement, and any disposition of the matter by a court. Such notice, a copy thereof and a certified copy of the resolution containing the required determination by the Board of Directors shall be sent to the Regional Director of the OTS, who shall promptly acknowledge receipt thereof. The notice period shall run from the date of such receipt. No such indemnification shall be made if the OTS advises the Registrant in writing within such notice period, of his or her objection thereto.

          (d) Insurance. The Registrant may obtain insurance to protect it and its directors, officers, and employees from potential losses arising from claims against any of them for alleged wrongful acts, or wrongful acts, committed in their capacity as directors, officers, or employees. However, the Registrant may not obtain insurance that provides for payment of losses of any person incurred as a consequence of his or her willful or criminal misconduct.

          (e) Payment of Expenses. If a majority of the directors of the Registrant concludes that, in connection with an action, any person ultimately may become entitled to indemnification under this section, the directors may authorize payment of reasonable costs and expenses, including reasonable attorneys' fees, arising from the defense or settlement of such action. Nothing in this paragraph (e) shall prevent the directors of the Registrant from imposing such conditions on a payment of expenses as they deem warranted and in the interests of the Registrant. Before making advance payment of expenses under this paragraph (e), the Registrant shall obtain an agreement that the Registrant will be repaid if the person on whose behalf payment is made is later determined not to be entitled to such indemnification.

          (f) Exclusiveness of Provisions. The Registrant shall not indemnify any person referred to in paragraph (b) of this section or obtain insurance referred to in paragraph (d) of this section other than in accordance with this section.

          (g)  Statutory  Limitation.   The  indemnification   provided  for  in
          paragraph (b) of this section is subject to and qualified by 12 U.S.C. 1821(k).

Item 7.  Exemption From Registration Claimed.

         Not applicable.

Item 8.  List of Exhibits.

Regulation S-K                                                         Reference to Prior Filing or
Exhibit Number                      Document                           Exhibit No. Attached Hereto
--------------                      --------                           ---------------------------

         4        Form of Common Stock Certificate                              *

         5        Opinion of Luse Gorman Pomerenk & Schick, P.C.                Attached as Exhibit 5

         23.1     Consent of Luse Gorman Pomerenk & Schick, P.C.                Contained in Exhibit 5

         23.2     Consent of  Whittlesey & Hadley, P.C.                         Attached as Exhibit 23.2

         99       PSB Holdings, Inc. 2005 Stock-Based
                        Incentive Plan                                          **



                                       5


         24       Power of Attorney                                             Contained on Signature Page


-----------------------------------
* Incorporated by reference to Exhibit 4 to the Registration Statement on Form SB-2 (Commission File No. 333-116364), originally filed by the Company under the Securities Act of 1933, with the Commission on June 10, 2004, and all amendments or reports filed for the purpose of updating such description.
** Incorporated by reference to Appendix B to the proxy statement for the Company's 2005 Annual Meeting of stockholders (Commission File No. 000-50970), filed by the Company under the Securities and Exchange Act of 1934, on September 19, 2005.

Item 9.  Undertakings

     The undersigned Registrant hereby undertakes:

     1. To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

     2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new
Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

     3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the Plan;

     4. That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

     5. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Putnam, State of Connecticut, on this 4th day of October, 2006.


                                       PSB HOLDINGS, INC.


                              By:      /s/ Thomas A. Borner
                                       -----------------------------------
                                      Thomas A. Borner, Chief Executive Officer
                                      (Duly Authorized Representative)

                                POWER OF ATTORNEY

     We, the undersigned directors and officers of PSB Holdings, Inc. (the "Company") hereby severally constitute and appoint Thomas A. Borner, as our true and lawful attorney and agent, to do any and all things in our names in the capacities indicated below which said Thomas A. Borner may deem necessary or advisable to enable the Company to comply with the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with the registration of shares of common stock to be granted and shares of common stock to be issued upon the exercise of stock options to be granted under the PSB Holdings, Inc. 2005 Stock-Based Incentive Plan, including specifically, but not limited to, power and authority to sign for us in our names in the capacities indicated below the registration statement and any and all amendments (including post-effective amendments) thereto; and we hereby approve, ratify and confirm all that said Thomas A. Borner shall do or cause to be done by virtue thereof.

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the date indicated.


Signatures                                  Title                                       Date
----------                                  -----                                       ----


/s/ Thomas A. Borner
----------------------------
Thomas A. Borner                    Chief Executive Officer                             October 4, 2006
                                    and Chairman of the Board (Principal Executive
                                    Officer



/s/ Robert J. Halloran, Jr.
----------------------------        President and Chief Financial Officer and Director  October 4, 2006
Robert J. Halloran, Jr.             (Principal Financial and Accounting Officer)



/s/ Maurice P. Beaulac              Director                                            October 4, 2006
---------------------------
Maurice P. Beaulac



/s/ Mary E. Patenaude               Director                                            October 4, 2006
---------------------------
Mary E. Patenaude



/s/ Richard A. Loomis               Director                                            October 4, 2006
---------------------------
Richard A. Loomis



/s/ Paul M. Kelly                   Director                                            October 4, 2006
---------------------------
Paul M. Kelly



/s/ Charles H. Puffer               Director                                            October 4, 2006
---------------------------
Charles H. Puffer



/s/ John P. Miller                  Director                                            October 4, 2006
---------------------------
John P. Miller



/s/ Charles W. Bentley, Jr.        Director                                             October 4, 2006
---------------------------
Charles W. Bentley, Jr.


                                  EXHIBIT INDEX


Exhibit Number             Description
--------------             -----------
         4                 Form of Common Stock Certificate (incorporated by
                           reference to Exhibit 4 to the Registration Statement on Form SB-2 (Commission File No. 333-116364), originally filed by the Company under the Securities
                           Act of 1933 with the Commission on June 10, 2004, and all amendments or reports filed for the purpose of updating such description).

        5                  Opinion of Luse Gorman Pomerenk & Schick, P.C.

        23.1               Consent of Luse Gorman  Pomerenk & Schick,  P.C.
                           (contained in the opinion  included as Exhibit 5).

        23.2               Consent of Whittlesey & Hadley, P.C.

        24 Power of Attorney (contained in the signature page to this Registration Statement).

        99 PSB Holdings, Inc. 2005 Stock-Based Incentive Plan (incorporated by reference to Appendix B to
                           the  proxy   statement  for  the  Company's   2005
                           Annual  Meeting  of stockholders   (Commission  File
                           No. 000-50970), filed by the Company under the Securities and Exchange Act of 1934, on September 19,
                           2005).